Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE& CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE& CO. HAS AN INTEREST HEREIN.

Certificate Number	Number of Cumulative Convertible Perpetual Preference Shares
1	6,000,000

CUSIP NO.: G16962204

4.875% Cumulative Convertible Perpetual Preference Shares
(liquidation preference US$ 100.00 per Cumulative
Convertible Perpetual Preference Share)
of
Bunge Limited

Bunge Limited, a limited liability company formed under the laws of Bermuda (the “Company”), hereby certifies that CEDE& CO. (the “Holder”) is the registered owner of 6,000,000 fully paid and non-assessable preference shares of the Company designated the 4.875% Cumulative Convertible Perpetual Preference Shares (liquidation preference US$ 100.00 per Convertible Preference Share) (the “Convertible Preference Shares”). The Convertible Preference Shares are transferable on the register of members of the Company by the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preference Shares represented hereby are set forth in and such shares shall in all respects be subject to the provisions of the Certificate of Designation authorized on November 13, 2006, as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Convertible Preference Shares set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and by the memorandum of association and bye-laws of the Company and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these Convertible Preference Shares shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has executed this certificate this twentieth day of November, 2006.

BUNGE LIMITED

By:
Name: William Wells
Title: Chief Financial Officer

By:
Name: Morris Kalef
Title: Treasurer

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are the Convertible Preference Shares referred to in the within-mentioned Certificate of Designation.

Dated:  November 20, 2006

MELLON INVESTOR SERVICES LLC, as Transfer Agent,

By:
Authorized Signatory

REVERSE OF SECURITY

Dividends on each Convertible Preference Share shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation.

The Convertible Preference Shares shall be convertible into the Company’s Common Shares in the manner and according to the terms set forth in the Certificate of Designation.

The Company will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Convertible Preference Shares evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the Convertible Preference Shares evidenced hereby on the register of members of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Convertible Preference Shares Certificate)

Signature Guarantee: